Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:                                                   John Long, Chief Financial Officer

Innovative Solutions & Support, Inc.

610-646-0350

Innovative Solutions & Support, Inc. Announces Financial Results for the Fiscal Year Ended September 30, 2009

Completes year of profitability, revenue growth and positive operating cash flow

Exton, Pa – December 9, 2009 – Innovative Solutions & Support, Inc. (NASDAQ: ISSC) today announced financial results for the fourth quarter and year ended September 30, 2009.

Revenues for the year were $36.7 million, up 20% from $30.5 million in fiscal 2008.  Net income for the year was $5.0 million, or $0.30 per diluted share, compared to a net loss of $7.9 million, or ($0.47) per diluted share, in the year ended September 30, 2008.

Geoffrey Hedrick, Chairman and Chief Executive Officer of Innovative Solutions & Support, Inc. said, “For fiscal 2009 we accomplished our objectives to grow revenues over the prior year; and to achieve profitability with positive operating cash flow in each quarter; representing a significant turnaround in financial performance relative to fiscal 2008.  Our results continue to reflect the success of our strategic initiatives to improve operational efficiency while broadening our product offerings and extending our reach within each of our markets - commercial air transport, general aviation and military.  With significant progress already achieved in improving performance, we believe we are well-positioned to capitalize on demand from the aviation industry for new cockpit technology that enhances situational awareness and improves safety, reliability and efficiency.”

For the fourth quarter of fiscal 2009, the Company reported net income of $0.6 million, or $0.03 per fully diluted share, on revenues of $7.9 million.  Net income in the fourth quarter of fiscal 2009 was negatively impacted by $0.3 million for product support reserves charged to cost of sales and $0.2 million for bad debt reserves charged to operating expenses.  In the fourth quarter of fiscal 2008, the Company reported net income of $7.6 million, or $0.45 per fully diluted share, primarily the result of a legal settlement, on revenues of $10.2 million.  Net income in the fourth quarter of fiscal 2008 includes $17.3 million in legal settlement proceeds, offset by approximately $6.0 million in charge offs associated with an OEM contract that was subsequently discontinued and approximately $0.9 million of costs associated with a reduction in workforce that occurred during the quarter.

At September 30, 2009, the Company had $35.6 million of cash on hand with no long term-debt and a released backlog of $34.1 million.

Roman Ptakowski, President of the Company added, “We have made significant progress penetrating the military markets and initiating the rollout of our global Cessna program over the past few months.  Together with the programs in our backlog and the significant new opportunities we are pursuing, we have a solid base from which to extend our track record of revenue growth, profitability and cash flow generation for fiscal year 2010.  Over the long term, our investment in innovative technology, operational efficiency and strong relationships throughout the aviation industry provides us with a significant competitive advantage that will enable us to create value for shareholders.”

Business Outlook

The deterioration of the market that started in the third quarter of 2008 deepened as our fiscal year progressed.  We believe this economic uncertainty caused our customers to defer procurements impacting the second half of fiscal year 2009 and the first half of fiscal year 2010.  We are seeing new order activity, which strengthens our guarded optimism for the second half of fiscal year 2010.

Conference Call

The Company will be hosting a conference call on December 10, 2009 at 10:00 AM local time to discuss these results and its business outlook.  Please use the following dial in number to register your name and company affiliation for the conference call: 877-856-1960. The conference ID# is 4251282. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, PA. Innovative Solutions & Support, Inc. (www.innovative-ss.com) designs, manufactures, and markets flight information computers, electronic displays, and advanced monitoring systems that measure and display critical flight information.  This includes data relative to aircraft separation (RVSM), airspeed, and altitude, as well as engine and fuel data measurements.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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TABLES FOLLOW:

Innovative Solutions and Support, Inc.

Consolidated Statement of Operations

(unaudited)

	Three months ended September 30,		For the Fiscal Year Ended September 30,
	2009	2008	2009	2008

Sales	7,933,778	10,221,995	36,734,150	30,533,311

Cost of sales	3,802,153	8,222,878	17,895,984	20,551,857

Gross profit	4,131,625	1,999,117	18,838,166	9,981,454

Operating expenses:
Research and development	1,134,422	2,876,293	5,313,007	10,304,279
Selling, general and administrative	2,175,548	8,353,481	8,647,506	22,306,016
Asset Impairment	—	—	—	2,475,000
Total operating expenses	3,309,970	11,229,774	13,960,513	35,085,295

Operating income (loss)	821,655	(9,230,657)	4,877,653	(25,103,841)

Interest income	37,134	222,698	398,041	1,576,599
Interest expense	(7,763)	—	(82,276)	(160,867)
Other income	26	17,000,000	50,099	17,300,000
Income (loss) before income taxes	851,052	7,992,041	5,243,517	(6,388,109)
Income taxes expense (benefit)	265,618	418,318	234,856	1,509,139
Net income (loss)	$585,434	$7,573,723	$5,008,661	$(7,897,248)

Net income (loss) per common share:
Basic	$0.03	$0.45	$0.30	$(0.47)

Diluted	$0.03	$0.45	$0.30	$(0.47)

Weighted average shares outstanding:
Basic	16,745,379	16,893,499	16,745,379	16,887,049

Diluted	16,748,168	16,893,499	16,760,500	16,887,049

Innovative Solutions and Support, Inc.

Consolidated Balance Sheets

(unaudited)

	September 30,	September 30,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35,565,694	$35,031,932
Accounts receivable, net	6,188,706	4,218,443
Inventories	5,306,985	9,361,257
Deferred income taxes	503,993	414,636
Prepaid expenses and other current assets	1,227,413	1,406,260

Total current assets	48,792,791	50,432,528

Property and equipment, net	8,343,701	8,958,346

Other assets	399,520	505,840

TOTAL ASSETS	$57,536,012	$59,896,714

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of capitalized lease obligations	$9,908	$9,908
Accounts payable	1,207,989	2,349,981
Accrued expenses	2,785,560	5,130,463
Deferred revenue	164,856	450,923

Total current liabilities	4,168,313	7,941,275

Note payable	—	4,335,000
Long-term portion of capitalized lease obligations	26,991	37,633
Deferred revenue	60,792	114,075
Deferred income taxes	642,651	414,636
Other liabilities	238,522	249,969

Total liabilities	5,137,269	13,092,588

SHAREHOLDERS’ EQUITY

Common Stock	18,207	18,177
Additional paid-in capital	46,462,135	45,767,960
Retained earnings	25,161,277	20,152,615
Treasury stock	(19,242,876)	(19,134,626)

Total shareholders’ equity	52,398,743	46,804,126

Total liabilities and shareholders’ equity	$57,536,012	$59,896,714